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                                                                    EXHIBIT 10.2

                                VOTING AGREEMENT

                                THOMAS H. LOWDER

            THIS VOTING AGREEMENT (this "AGREEMENT") is entered into as of October 25, 2004 by and among Cornerstone Realty Income Trust, Inc., a Virginia corporation ("CORNERSTONE") and Thomas H. Lowder (such person, together with the other signatories hereto (other than Cornerstone), individually and collectively, the "COLONIAL SECURITYHOLDER").

            WHEREAS, Cornerstone and Colonial Properties Trust, an Alabama real estate investment trust ("COLONIAL") are entering into an Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT"), pursuant to which Cornerstone will be merged with and into a wholly owned subsidiary of Colonial ("COLONIAL MERGER SUB") (the "MERGER"), with Colonial Merger Sub as the survivor of the Merger (all capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

            WHEREAS, the Colonial Securityholder is the beneficial and record owner of issued and outstanding shares of beneficial interest, $0.01 par value per share, of Colonial (such shares, together with any shares acquired hereafter, the "COLONIAL COMMON SHARES") as more particularly described on
Schedule 1 hereto;

            WHEREAS, the Colonial Securityholder is the beneficial and record owner of options to purchase Colonial Common Shares (such options, together with any options acquired hereafter, the "COLONIAL OPTIONS"), as more particularly described on Schedule 1 hereto; and

            WHEREAS, in accordance with the Recitals of the Merger Agreement, the Colonial Securityholder desires to execute and deliver this Agreement solely in its capacity as a holder of Colonial Common Shares.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, intending to be legally bound hereby, as follows:

SECTION 1. DISPOSITION OF COLONIAL COMMON SHARES

            During the period from the date hereof through the earlier of (i) the date on which the Merger is consummated or (ii) the date on which the Merger Agreement is terminated according to its terms (such period hereinafter referred to

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as the "TERM"), the Colonial Securityholder shall not, directly or indirectly, and shall cause each record holder not to, directly or indirectly, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any Colonial Common Shares or Colonial Options, (b) grant any proxies for any Colonial Common Shares with respect to any matters described in paragraph (a) of Section 2 hereof (other than a proxy directing the holder thereof to vote the Colonial Common Shares in a manner required by paragraph (a) of Section 2 hereof), (c) deposit any Colonial Common Shares into a voting trust or enter into a voting agreement with respect to any Colonial Common Shares with respect to any of the matters described in paragraph (a) of Section 2 hereof, or tender any Colonial Common Shares in a transaction other than a transaction contemplated by the Merger Agreement, or (d) take any action which is intended to have the effect of preventing or disabling the Colonial Securityholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prevent the sale, transfer, pledge, encumbrance, assignment or other disposition of any of such Colonial Common Shares, provided that the purchaser, transferee, pledgee or assignee thereof agrees in writing, prior to such sale, transfer, pledge, encumbrance, assignment or other disposition, to be bound by the terms of this Agreement.

SECTION 2. VOTING

            (a) During the Term, the Colonial Securityholder shall cast or cause to be cast all votes attributable to the Colonial Common Shares, at any annual or special meeting of shareholders of Colonial, including any adjournments or postponements thereof, or in connection with any written consent or other vote of Colonial shareholders, (i) in favor of the matters constituting the Colonial Shareholder Approval and (ii) against approval or adoption of any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) made or taken in opposition to or in competition with the Merger.

            (b) The Colonial Securityholder will retain the right to vote its Colonial Common Shares, in its sole discretion, on all matters other than those described in paragraph (a) of this Section 2, and the Colonial Securityholder may grant proxies and enter into voting agreements or voting trusts for its Colonial Common Shares in respect of such other matters.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COLONIAL SECURITYHOLDER

            The Colonial Securityholder represents and warrants to Cornerstone and Cornerstone Partnership as follows:

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            (a) The Colonial Securityholder has the legal capacity, power, authority and right (contractual or otherwise) to execute and deliver this Agreement and to perform its obligations hereunder.

            (b) This Agreement has been duly executed and delivered by the Colonial Securityholder and constitutes a valid and binding obligation of the Colonial Securityholder enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

            (c) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any court order, judgment or decree applicable to the Colonial Securityholder, or conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any contract or agreement to which the Colonial Securityholder is a party or by which the Colonial Securityholder is bound or affected, which conflict, violation, breach or default would materially and adversely affect the Colonial Securityholder's ability to perform any of its obligations under this Agreement.

            (d) Subject to any required filings under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the Colonial Securityholder is not required to give any notice or make any report or other filing with any governmental authority in connection with the execution or delivery of this Agreement or the performance of the Colonial Securityholder's obligations hereunder and no waiver, consent, approval or authorization of any governmental or regulatory authority or any other person or entity is required to be obtained by the Colonial Securityholder for the performance of the Colonial Securityholder's obligations hereunder, other than where the failure to make such filings, give such notices or obtain such waivers, consents, approvals or authorizations would not materially and adversely affect the Colonial Securityholder's ability to perform its obligations under this Agreement.

            (e) Colonial Common Shares and Colonial Options set forth opposite the name of the Colonial Securityholder on Schedule 1 hereto are the only Colonial Common Shares and Colonial Options owned beneficially or of record by the Colonial Securityholder or over which it exercises voting control.

SECTION 4. FURTHER ASSURANCES

            During the Term, the Colonial Securityholder shall, upon the request of Cornerstone, execute and deliver such documents and take such actions as

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Cornerstone may reasonably deem necessary to effectuate the purposes of this
Agreement.

SECTION 5. DESCRIPTIVE HEADINGS

            The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 6. COUNTERPARTS

            This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

SECTION 7. ENTIRE AGREEMENT; ASSIGNMENT

            This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (ii) shall not be assigned by the Colonial Securityholder, by operation of law or otherwise.

SECTION 8. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama without regard to the principles of conflicts of laws thereof.

            (b) The Colonial Securityholder hereby submits and consents to non-exclusive personal jurisdiction in any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in a federal court located in the State of Alabama or in an Alabama state court. Any process, summons, notice or document delivered by mail to the address set forth on
Schedule 1 hereto shall be effective service of process for any action, suit or proceeding in any Alabama state court or any federal court located in the State of Alabama with respect to any matters to which the Colonial Securityholder has submitted to jurisdiction in this Section 8. The Colonial Securityholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any Alabama state court or any federal court located in the State of Alabama, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court

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has been brought in an inconvenient forum. THE COLONIAL SECURITYHOLDER
IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

SECTION 9. SPECIFIC PERFORMANCE

            The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 10. PARTIES IN INTEREST

            This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 11. AMENDMENT; WAIVERS

            This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

SECTION 12. CAPACITY OF COLONIAL SECURITYHOLDER

            The Colonial Securityholder has executed this Agreement solely in its capacity as a securityholder of Colonial and not in its capacity as an officer, trustee or employee of Colonial. Without limiting the foregoing, nothing in this Agreement shall limit or affect any actions taken by the Colonial Securityholder in its capacity as an officer, trustee or employee of Colonial in connection with the exercise of Colonial rights under the Merger Agreement.

SECTION 13. TERMINATION

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            This Agreement shall terminate immediately upon the earlier of (i)
the date on which the Merger Agreement is terminated in accordance with its terms or (ii) the consummation of the Merger. None of the representations, warranties, covenants or agreements in this Agreement shall survive the termination of this Agreement; provided, however, that nothing contained herein shall release the Colonial Securityholder from any liability arising from any breach of any of its representations, warranties, covenants or agreements in this Agreement.

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            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting Agreement, or have caused this Voting Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

                                          CORNERSTONE REALTY INCOME TRUST, INC.

                                          By:   /s/ Glade M Knight
                                              ----------------------------------
                                          Name:  Glade M. Knight
                                          Title: Chairman & CEO

                                          /s/ Thomas H. Lowder
                                          --------------------------------------
                                          Thomas H. Lowder

                                          Equity Partners Joint Venture

                                          By:   /s/ Thomas H. Lowder
                                              ----------------------------------
                                          Name:  Thomas H. Lowder
                                          Title: Managing Agent

                                          Thomas H. Lowder Irrevocable
                                          Children's Trust

                                          By:   /s/ Thomas H. Lowder
                                              ----------------------------------
                                          Name: Thomas H. Lowder
                                          Title: Trustee

                                          Colonial Commercial Investments, Inc.

                                          By:   /s/ James K. Lowder
                                              ----------------------------------
                                          Name:  James K. Lowder
                                          Title: Chairman

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